Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 2 to Form S-1 on Form S-3) of our report dated March 25, 2022, with respect to the consolidated financial statements of TMC the metals company Inc. (the “Company”) as at and for the years ended December 31, 2021 and 2020.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Vancouver, Canada

November 23, 2022